                                                                     EXHIBIT 21

                       SUBSIDIARIES OF IHF CAPITAL, INC.

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
                                   JURISDICTION OF
NAME                                INCORPORATION          TRADE NAMES
- ----                               --------------- ---------------------------
IHF Holdings, Inc.                       Delaware

                      SUBSIDIARIES OF IHF HOLDINGS, INC.

                                   JURISDICTION OF
NAME                                INCORPORATION          TRADE NAMES
- ----                               --------------- ---------------------------
ICON Health & Fitness, Inc.              Delaware  Proform Fitness Products
                                                   Proform Fitness
                                                   Proform
                                                   PROFORM
                                                   PFP
                                                   Proform/Weslo
                                                   Legend
                                                   American Physical Therapy
                                                   APT
                                                   WEIDERCARE
                                                   Legend Sporting Goods
                                                   Legend Sporting Goods, Inc.
                                                   Workout Warehouse
                                                   Image
                                                   Image ICON, Inc.
                                                   IMAGE
                                                   Weslo
                                                   WESLO
                                                   Legend

                  SUBSIDIARIES OF ICON HEALTH & FITNESS, INC.

                                   JURISDICTION OF
NAME                                INCORPORATION          TRADE NAMES
- ----                               --------------- ---------------------------
Jumpking, Inc.                               Utah  Jumpking
Silicone Products, Inc.                      Utah  Silicone Products
                                                   SPI
Universal Technical Services                 Utah  Universal
                                                   UTS
ICON International Holdings, Inc.        Delaware
ICON OS, Inc.                      Virgin Islands
IHF (Holdings) Ltd.                            UK
ICON Fitness Lifestyle Ltd.                    UK
ICON Health & Fitness France Sarl          France
ICON Health & Fitness France SA            France
ICON Health & Fitness Italia Srl            Italy
HealthRider Acquisition Corp.            Delaware
9004-7382 Quebec, Inc.             Quebec, Canada
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